Exhibit 99.1

Navigators Stockholders Approve Merger with The Hartford

STAMFORD, CT, November 16, 2018 – The Navigators Group, Inc. (NASDAQ:NAVG) (“Navigators”) announced that, at a special meeting of stockholders held today, Navigators’ stockholders approved the adoption of the previously announced merger agreement relating to the proposed transaction between Navigators and The Hartford Financial Services Group, Inc. (“The Hartford”), whereby Navigators will become a wholly owned subsidiary of The Hartford.

Subject to the terms and conditions of the merger agreement, at the effective time of the merger, each eligible share of Navigators common stock will be cancelled and converted into the right to receive $70.00 in cash. The merger remains subject to various closing conditions, including receipt of various regulatory approvals, and is expected to close during the first half of 2019.

About Navigators

The Navigators Group, Inc. (NASDAQ: NAVG) (“Navigators” or the “Company”) is a global specialty insurance holding company. We provide customized insurance solutions designed to protect clients from the complex risks they face. For more than 40 years, Navigators has added value for policyholders—both in underwriting and in claims—through the depth and quality of our technical and industry expertise. Industries we serve include maritime, construction, energy, environmental, professional services and life sciences. Headquartered in Stamford, Connecticut, Navigators has offices in the United States, the United Kingdom, Continental Europe and Asia. For more information, please visit navg.com.

About The Hartford

The Hartford Financial Services Group, Inc., (NYSE: HIG) (“The Hartford”) operates through its subsidiaries under the brand name, The Hartford, and is headquartered in Hartford, Connecticut. The Hartford is a leader in property and casualty insurance, group benefits and mutual funds. With more than 200 years of expertise, The Hartford is widely recognized for its service excellence, sustainability practices, trust and integrity. More information on the company and its financial performance is available at https://www.thehartford.com.

Forward Looking Statements

Certain information in this communication constitutes “forward-looking statements” as defined in the Private Securities Litigation Reform Act of 1995. Forward-looking statements can be identified by the fact that they do not relate strictly to historical or current facts. They often include words such as “believes,” “expects,” “anticipates,” “estimates,” “intends,” “plans,” “seeks” or words of similar meaning, or future or conditional verbs, such as “will,” “should,” “could,” “may,” “aims,” “intends,” or “projects.” However, the absence of these words or similar expressions does not mean that a statement is not forward-looking. These statements may relate to risks or uncertainties associated with:

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the satisfaction of the conditions precedent to the consummation of the proposed merger, including, without limitation, the timely receipt of stockholder and regulatory approvals (or any conditions, limitations or restrictions placed on such approvals);

•	unanticipated difficulties or expenditures relating to the proposed merger;

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the occurrence of any event, change or other circumstance that could give rise to the termination of the merger agreement, including in circumstances which would require the Company to pay a termination fee or reimburse The Hartford for certain of its expenses;

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legal proceedings, judgments or settlements, including those that may be instituted against the Company, its board of directors, executive officers and others following the announcement of the proposed merger;

•	disruptions of current plans and operations caused by the announcement and pendency of the proposed merger;

•	potential difficulties in employee retention due to the announcement and pendency of the proposed merger;

•	the response of customers, policyholders, brokers, service providers, business partners and regulators to the announcement of the proposed merger; and

•	other factors described in the Company’s annual report on Form 10-K for the fiscal year ended December 31, 2017 filed with the SEC on February 22, 2018.

The Company can give no assurance that the expectations expressed or implied in the forward-looking statements contained herein will be attained. The forward-looking statements are made as of the date of this communication, and the Company undertakes no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise, except as required by law. Readers are cautioned not to place undue reliance on these forward-looking statements that speak only as of the date hereof.

Investors

Ciro M. DeFalco

Executive Vice President and Chief Financial Officer

cdefalco@navg.com

203-905-6343

Media

Courtney Oldrin

Head of Communications

coldrin@navg.com

203-905-6531